UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg	001-49713	98-351796
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

46A, Avenue J.F. Kennedy
L-1855 Luxembourg
(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

     On July 1, 2005, the Compensation Committee of Accenture Ltd’s Board of Directors approved a new Annual Bonus Plan to take effect beginning in Accenture’s 2006 fiscal year. As of August 31, 2005, Accenture Ltd will eliminate its current variable compensation plan for executives.

     Under the new plan, annual bonus awards will be designed to provide our executives, including our named executive officers, with cash awards based on the achievement of corporate earnings objectives and an executive’s annual performance rating. The Compensation Committee will approve particular corporate earnings objectives using earnings measures that are designed to reward the profitable growth of Accenture Ltd. These earnings objectives and appropriate measures of those objectives will be approved prior to the end of the first quarter of each fiscal year. A range of payouts will be established for threshold, target and above-target performance. Each cash award opportunity will be stated as a specified percentage of an executive’s base salary for the year.

     Annual bonus awards will be paid in October or November of the fiscal year following the fiscal year of performance. Within limits, the Compensation Committee will have the authority to establish final payout amounts after evaluating the achievement of the earnings objectives and factors contributing to their achievement.

     In addition, on July 1, 2005, the Compensation Committee of Accenture Ltd’s Board of Directors approved the reactivation of Accenture’s Voluntary Equity Investment Program (VEIP) beginning in Accenture’s 2006 fiscal year. The revised VEIP is designed to permit Accenture’s senior executives, including its named executive officers who may elect to participate, to replace a portion of after-tax cash compensation with monthly grants of Accenture Ltd Class A common shares and an additional end-of-year matching grant of restricted share units (RSUs) for Accenture Ltd Class A common shares. The RSU grants will generally vest on the second anniversary of the grant date, and the Accenture Ltd Class A common shares underlying these RSUs will be delivered then. The combined effect of these monthly and year-end matching grants will be to replace a portion of after-tax cash compensation with Accenture Ltd Class A common shares effectively issued at discounts of
33 1/3% of their fair market value, subject to the additional vesting requirements of the RSUs. An earlier version of the VEIP was previously approved by the Compensation Committee but then deferred, pending further overall design of Accenture’s senior executive compensation strategy.

Item 2.02 Results of Operations and Financial Condition

     On July 7, 2005, Accenture issued a press release announcing financial results for the third quarter of its 2005 fiscal year, ended May 31, 2005.

     A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

          99.1 Press Release of Accenture dated July 7, 2005 (earnings results for the third quarter of fiscal 2005) furnished pursuant to Item 2.02 of this Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2005	ACCENTURE SCA, represented by its General Partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner